EXHIBIT 5

                 OPINION OF LUSE GORMAN POMERENK & SCHICK, P.C.



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                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000

April 15, 2004

Board of Directors
Brookline Bancorp, Inc.
160 Washington Street
Brookline, Massachusetts  02447-0469

               Re: Brookline Bancorp, Inc. 2003 Stock Option Plan and Brookline Bancorp, Inc. 2003 Recognition and Retention Plan:
                    Registration Statement on Form S-8
                    ------------------------------------------------------------

Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of Brookline Bancorp, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the Brookline Bancorp, Inc. 2003 Stock Option Plan (the "Stock Option Plan") and the Brookline Bancorp, Inc. 2003 Recognition and Retention Plan (the "Recognition Plan.") We have reviewed the Company's Certificate of Incorporation, the Registration Statement on Form S-8 (the "Form S-8"), the Stock Option Plan and the Recognition and Retention Plan, as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signature of persons signing all documents in connection with which the opinion expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Option Plan and pursuant to the Recognition Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                         Very truly yours,

                                         /s/ Luse Gorman Pomerenk & Schick, P.C.

                                        LUSE GORMAN POMERENK & SCHICK
                                        A Professional Corporation